UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    July 14, 2014
_________________________

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A, 1890 Cobb International Blvd., Kennesaw, GA 30152
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (678) 388-9492

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2014, the Board of Directors (“Board”) of EAU Technologies, Inc. (the “Company”) accepted the resignation of Wade R. Bradley as the Company’s President and Chief Executive Officer, to be effective as of July 22, 2014.  In connection with the resignation, the Company and Mr. Bradley entered into a Separation Agreement and Mutual Release of All Claims to be effective as of July 22, 2014 (“Separation Agreement”). Pursuant to the terms of the Separation Agreement and Mr. Bradley’s amended employment agreement (“Employment Agreement”), the Company agreed to pay out Mr. Bradley severance payments of $20,000 per month beginning in August, 2014 and ending in January, 2015.   The Employment Agreement, as previously amended, provides for severance payments to Mr. Bradley paid over the six-month period following termination.

A copy of the Separation Agreement is filed with this Form 8-K as Exhibit 10.1. The Employment Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 30, 2006 and the First Amendment to the Employment Agreement is filed as Exhibit 10.32 to the Company’s Annual Report on Form 10-K filed on March 30, 2009, both of which are incorporated herein by reference.  The Second Amendment to the Employment Agreement is described in the Company’s Form 8-K filed on July 10, 2010.

The Board is conducting a search for the new permanent Chief Executive Officer.  Pending the completion of that search, Peter Ullrich, currently the Company’s Chairman of the Board, will serve as the Acting Chief Executive Officer.

Peter Ullrich has served as a director of the Company since April 2007.  Mr. Ullrich is currently EAU’s largest shareholder and single largest customer and brings vast international business experience to EAU. Mr. Ullrich is the owner of Water Science, LLC (“WS”), Latin America’s exclusive licensee of EAU’s Empowered Water™ technologies. Mr. Ullrich is also the owner and Chairman of the Board of Esmeralda Farms, an innovative leader in the international floral industry. Mr. Ullrich has been involved in all aspects of the international floral industry for over 35 years. He is a pioneer in developing and adopting cutting edge technologies that not only assist in building better business in the floral industry but creating cleaner safer working environments for his over 5,000 employees. Esmeralda Farms are certified by various international “green” organizations, such as Florverde, Flower Label Program and Veriflora. Mr. Ullrich was the recipient of the 2006 SAF Gold Medal Achievement Award.  Mr. Ullrich was born and educated in Germany.

On July 14, 2014, the Board also accepted Mr. Bradley’s resignation as a director of the Company. The Board did not have a disagreement with Mr. Bradley with respect to the Company’s operations, policies, or practices.  The Board may appoint a replacement director to fill the vacancy, but has not yet selected a candidate.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable

(b) Pro Forma Financial Information.

Not applicable

(c) Shell Company Transactions.

Not Applicable

(d) Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and Mutual Release of All Claims between the Company and Wade Bradley dated as of July 14, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2014	EAU TECHNOLOGIES, INC.

	By:	/s/ Brian D. Heinhold
Brian D. Heinhold
Chief Financial Officer

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